UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2013

CADENCE DESIGN SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-15867	77-0148231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2655 Seely Avenue, Building 5 San Jose, California		95134
(Address of Principal Executive Offices)		(Zip Code)

(408) 943-1234

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Cadence Design Systems, Inc. (“Cadence”), held on May 3, 2013, Cadence stockholders voted on the following proposals, which are described in detail in Cadence’s Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on March 21, 2013:

1.	A proposal to elect the eight (8) directors named in the proxy statement to serve until the 2014 Annual Meeting of Stockholders and until their successors are elected and qualified, or until the director’s earlier death, resignation or removal. This proposal was approved as set forth below:

Nominee	For	Against	Abstain	Broker Non-Votes
Susan L. Bostrom	230,364,749	2,083,967	184,496	27,533,768
Dr. James D. Plummer	230,708,657	1,725,896	198,659	27,533,768
Dr. Alberto Sangiovanni-Vincentelli	208,715,615	23,735,433	182,614	27,533,768
George M. Scalise	229,211,851	3,220,344	201,017	27,533,768
Dr. John B. Shoven	227,418,201	5,031,715	183,296	27,533,768
Roger S. Siboni	229,632,788	2,788,867	211,557	27,533,768
Young K. Sohn	230,483,000	1,960,985	189,227	27,533,768
Lip-Bu Tan	219,548,841	12,898,117	186,254	27,533,768

2.	A proposal to approve an increase in the number of authorized shares of common stock reserved for issuance under the Amended and Restated Employee Stock Purchase Plan. This proposal was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
227,841,783	4,646,379	145,050	27,533,768

3.	A proposal to approve an advisory resolution to approve executive compensation. This proposal was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
228,449,271	3,834,630	349,311	27,533,768

4.	A proposal to ratify the selection of KPMG LLP as the independent registered public accounting firm of Cadence for the fiscal year ending December 28, 2013. This proposal was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
257,236,103	2,574,086	356,791	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2013

CADENCE DESIGN SYSTEMS, INC.

	By:	/s/ James J. Cowie
James J. Cowie
Senior Vice President, General Counsel and Secretary